Exhibit 10.9

SHARE EXCHANGE AGREEMENT

by and among

Vicapsys Life Sciences, Inc.

Michael W. Yurkowsky;

ViCapsys, Inc.;

And

The Shareholders of ViCapsys, Inc.

i

ii

Exhibits

Exhibit A	ViCapsys Shareholders’ ViCapsys Stock and Exchange Shares
Exhibit B	Defined Terms
Exhibit C	Form of Counterpart Signature Page for ViCapsys Shareholders

Schedules

Schedule 2	ViCapsys Disclosure Schedule
Schedule 3	ViCapsys Shareholder Disclosure Schedule
Schedule 4	VLS Disclosure Schedule

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SHARE EXCHANGE AGREEMENT

Dated as of December 22, 2017

This Share Exchange Agreement (together with the Exhibits, Schedules and attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and among (i) Vicapsys Life Sciences, Inc. a Florida corporation (“VLS”); (ii) ViCapsys, Inc., a Florida corporation (“ViCapsys”), (iii) Michael W. Yurkowsky, a Florida resident and the holder, directly or indirectly, of a majority of the issued and outstanding capital stock of VLS (“Yurkowsky”), and (iv) each of the shareholders of ViCapsys set forth on the signature page hereto or who executes a counterpart signature to this Agreement in the form attached hereto as Exhibit C (the “ViCapsys Shareholders”). Each of VLS and Yurkowsky may be referred to collectively herein as the “VLS Parties” and separately as a “VLS Party.” Each of ViCapsys and the ViCapsys Shareholders may be referred to collectively herein as the “ViCapsys Parties” and separately as a “ViCapsys Party.” Each VLS Party and each ViCapsys Party may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, VLS agrees to acquire from the ViCapsys Shareholders all of the shares of both common and preferred stock of ViCapsys held by the ViCapsys Shareholders in exchange for the issuance by VLS to ViCapsys Shareholders of shares of VLS’s common stock (the “VLS Common Stock”), shares of VLS’s Series A Convertible Preferred Stock (the “VLS Series A Stock”) and shares of VLS’s Series B Convertible Preferred Stock (the “VLS Series B Stock,” and, together with the VLS Common Stock and the VLS Series A Stock, the “VLS Stock”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is intended that ViCapsys will become a wholly owned subsidiary of VLS; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange (as defined below) qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. SHARE EXCHANGE

Section 1.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the ViCapsys Shareholders, who hold an aggregate of (i) 6,000,000 shares of common stock, par value $0.0001 per share, of ViCapsys (the “ViCapsys Common Stock”), (ii) 2,000,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of ViCapsys (the “ViCapsys Series A Stock”); (iii) 2,960,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of ViCapsys (the “ViCapsys Series B Stock”, and, together with the ViCapsys Common Stock, the “ViCapsys Stock”) representing 100% of ViCapsys’ issued and outstanding capital stock, shall sell, assign, transfer and deliver to VLS, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the ViCapsys Stock held by them as set forth on Exhibit A.

(b)	In exchange for:

(i)	the transfer of all ViCapsys Common Stock to VLS by the ViCapsys Shareholders, VLS shall deliver to such ViCapsys Shareholders 9,000,000 shares of VLS Common Stock, representing 1.5 shares of VLS Common Stock for each share of ViCapsys Common Stock;

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(ii)	the transfer of all ViCapsys Series A Stock to VLS by the ViCapsys Shareholders, VLS shall deliver to such ViCapsys Shareholders 3,000,000 shares of VLS Series A Stock (as defined below), representing 1.5 shares of VLS Series A Stock for each share of ViCapsys Series A Stock; and

(iii)	the transfer of all ViCapsys Series B Stock to VLS by the ViCapsys Shareholders, VLS shall deliver to such ViCapsys Shareholders 4,440,000 shares of VLS Series B Stock (as defined below) representing 1.5 shares of VLS Series B Stock for each share of ViCapsys Series B Stock.

(c)	Exhibit A sets forth the number of shares of VLS Common Stock, VLS Series A Stock and VLS Series B Stock to be delivered to the ViCapsys Shareholders pursuant to Section 1.01(b), and such shares of VLS Stock shall collectively be referred to herein as the “Exchange Shares.”

(d)	At the Closing, all unexercised and unexpired options to purchase shares of ViCapsys Common Stock then outstanding under the ViCapsys, Inc. 2017 Stock Incentive Plan, (the “ViCapsys Stock Option Plan”), whether or not then exercisable (the “ViCapsys Options”), shall be assumed by VLS. Each ViCapsys Option so assumed by VLS under this Agreement shall continue to have, and be subject to, the same terms and conditions as set forth in the ViCapsys Stock Option Plan and any agreements thereunder immediately prior to the Closing (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby)), except that: (i) each ViCapsys Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of VLS Common Stock equal to (A) the number of shares of ViCapsys Stock issuable upon the exercise of such ViCapsys Option immediately prior to the Closing, multiplied by (B) the Common Conversion Rate; and (ii) the per share exercise price for the shares of VLS Common Stock issuable upon exercise of each such assumed ViCapsys Option shall be equal to the quotient determined by dividing (X) the exercise price per share of ViCapsys Stock at which such ViCapsys Option was exercisable immediately prior to the Closing by (Y) the Common Conversion Rate, rounded up to the nearest whole cent. The conversion of any ViCapsys Options which are “incentive stock options” within the meaning of Section 422 of the Code into options to purchase VLS Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such ViCapsys Options within the meaning of Section 424 of the Code. Continuous employment with ViCapsys or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed ViCapsys Options after the Closing

(e)	At the Closing, all outstanding options to purchase ViCapsys Common Stock not issued under the Plan and ViCapsys’s obligation to issue a warrant to Aperisys, Inc. to purchase 202,500 shares of ViCapsys Common Stock (the “Aperisys Warrant”) shall be shall be assumed by VLS, and shall represent the right to purchase, for the same total consideration, VLS Common Stock, equal to one and one-half (1½) times the number of shares of ViCapsys Common Stock subject to such options or the Aperisys Warrant, on the same terms and conditions as the currently outstanding options and Aperisys Warrant.

(f)	Promptly following the Closing, the ViCapsys Shareholders shall, on surrender of their certificates representing their respective shares of ViCapsys Stock to VLS, be recorded in the stock ledger of VLS as the owners of the applicable portion of the Exchange Shares as set forth on Exhibit A.

(g)	The exchange as set forth in this Section 1.01, subject to the other terms and conditions herein, is referred to herein as the “Exchange.”

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Section 1.02 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, by remote exchange of electronic documents (the date and time at which the Closing is actually held being the “Closing Date”).

Section 1.03 VLS Deliverables at the Closing. At the Closing, VLS shall deliver:

(a)	To the ViCapsys Shareholders the Exchange Shares in accordance with Section 1.01.

(b)	To ViCapsys a certificate of the Secretary of VLS, dated as of the Closing Date, and:

(i)	attaching and certifying copies of (i) the resolutions of each of the Board of Directors of VLS (the “VLS Board”) and the shareholders of VLS authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein, and (ii) the VLS Organizational Documents, as amended pursuant to Section 5.01(a) and Section 5.01(b);

(ii)	attaching a certificate of status issued by the Florida Department of State for VLS, dated as of a date within 5 days of the Closing Date;

(iii)	certifying that the actions set forth in Section 5.01 have been completed; and

(iv)	certifying that VLS has commenced the preparation of its audited financial statements.

(c)	To ViCapsys, the resignations of all of the officers and directors of VLS.

(d)	[Reserved]

(e)	To VLS, an Indemnification Agreement signed by all shareholders of VLS (the “YP Shareholders”) who received shares of VLS after the signing of the Letter of Intent dated August 19, 2017, to which VLS and ViCapsys are a party, with respect to the Exchange (“Pre-Closing Shares”), agreeing to indemnify and hold harmless VLS and its other shareholders (including the ViCapsys Shareholders who will, upon the Closing of the Exchange, become shareholders of VLS), from and against and claims, losses, damages (including any related costs and expenses, including but not limited to attorneys’ fees), resulting from or in any way related to the issuance of such Pre-Closing Shares to the YP Shareholders (the “YP Shareholders Indemnification Agreement”).

Section 1.04 ViCapsys Deliverables at the Closing. At the Closing, ViCapsys or the ViCapsys Shareholders, as applicable, shall deliver to VLS:

(a)	The original stock certificates evidencing all of the ViCapsys Stock, free and clear of all Encumbrances, accompanied by duly executed stock powers or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to VLS as required for the same to be transferred to the ownership of VLS; provided that VLS may agree that original stock certificates be delivered promptly following the Closing. If the original stock certificates are lost, the applicable ViCapsys Shareholder may deliver a lost certificate affidavit and indemnification agreement in a form mutually acceptable to ViCapsys and VLS.

(b)	A certificate of the Secretary of ViCapsys, dated as of the Closing Date, and:

(i)	attaching and certifying copies of the resolutions of the Board of Directors of ViCapsys authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein;

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(ii)	attaching a certificate of status issued by the Florida Department of State for ViCapsys, dated as of a date within 5 days of the Closing Date; and

(iii)	certifying that ViCapsys has commenced the preparation of its audited financial statements.

(c)	Written agreements consenting to the assumption by VLS of outstanding stock options not issued under the Plan, duly executed by ViCapsys and each option holder, with respect to outstanding options not issued under the Plan, and Aperisys, Inc., with respect to the Aperisys Warrant.

(d)	The originals of the corporate minute books, books of account, contracts, records, and all other books or documents of ViCapsys now in the possession of ViCapsys or its representatives.

Section 1.05 Tax Consequences. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 1.06 Conveyance Taxes. The ViCapsys Shareholders will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

Article II. REPRESENTATIONS AND WARRANTIES REGARDING VICAPSYS

As an inducement to, and to obtain the reliance of the VLS Parties, except as set forth in the disclosure schedules as attached hereto as Schedule 2 (the “ViCapsys Schedules”) (it being agreed that the disclosure of any matter in any section or subsection of the ViCapsys Schedules shall be deemed to have been disclosed in any other section or subsection in the ViCapsys Schedule to which applicability of such disclosure is reasonably apparent on the face of such disclosure), ViCapsys hereby represents and warrants to the VLS Parties, as of the Closing Date, as follows:

Section 2.01 Corporate Existence and Power. ViCapsys is a corporation duly organized and validly existing under the Laws of the State of Florida, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. ViCapsys has delivered to VLS complete and correct copies of the organizational documents and the corporate minute books of ViCapsys as in effect on the Effective Date (the “ViCapsys Organizational Documents”). ViCapsys has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 2.02 No Conflict; Due Authorization. The execution, delivery and performance of this Agreement and all agreements and other documents executed by the ViCapsys in connection herewith does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the ViCapsys Organizational Documents or applicable Law. ViCapsys has taken all actions required by Law, the ViCapsys Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

Section 2.03 Valid Obligation. This Agreement and all agreements and other documents executed by ViCapsys in connection herewith constitute the valid and binding obligations of ViCapsys, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 2.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by ViCapsys requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

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Section 2.05 Authorized Shares and Capital.

(a)	The authorized capital stock of ViCapsys consists of 100,000,000 shares of capital stock, of which (i) 80,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding; and (ii) 20,000,000 shares are preferred stock, par value $0.0001 per share, and of which (A) 2,000,000 shares are designated as the ViCapsys Series A Stock, of which 2,000,000 shares are issued and outstanding, and (B) 3,680,000 shares are designated as the ViCapsys Series B Stock, of which 2,960,000 shares are issued and outstanding. All of the issued and outstanding ViCapsys Stock is held, collectively, by the ViCapsys Shareholders.

(b)	Except as set forth in the ViCapsys Schedules, ViCapsys has no outstanding options, rights or commitments to issue shares of ViCapsys Stock or any other equity security of ViCapsys, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of ViCapsys Stock or any other equity security of ViCapsys.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of ViCapsys Stock affecting the nomination or election of directors or the exercise of the voting rights of ViCapsys Stock.

(d)	The offer, issuance and sale of such shares of ViCapsys Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of ViCapsys Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

(e)	None of the ViCapsys Stock is subject to pre-emptive or similar rights, either pursuant to any ViCapsys Organizational Document, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any ViCapsys Stock or other interests in ViCapsys.

Section 2.06 Subsidiaries and Predecessor Corporations. ViCapsys does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation other than any set forth in the ViCapsys Schedules.

Section 2.07 Books and Records. The books and records, financial and otherwise, of ViCapsys are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.08 Financial Statements.

(a)	ViCapsys has delivered to VLS the (i) unaudited balance sheet of ViCapsys (the “ViCapsys Balance Sheet”) as of December 31, 2016 (the “ViCapsys Balance Sheet Date”); (ii) the unaudited statements of operations, cash flows, and stockholder’s equity of ViCapsys for the year ended December 31, 2016; and (iii) an unaudited interim balance sheet of ViCapsys as of June 30, 2017 (iv) the unaudited statements of operations, cash flows, and stockholder’s equity of ViCapsys for the six month period ended June 30, 2017 (collectively, the “ViCapsys Financial Statements”).

(b)	The ViCapsys Financial Statements (i) are in accordance with the books and records of ViCapsys, and (ii) present fairly in all material respects the financial condition of ViCapsys at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

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Section 2.09 Undisclosed Liabilities. Except as disclosed on the ViCapsys Schedules, ViCapsys has no liabilities that would be required to be disclosed on the ViCapsys Balance Sheet under GAAP, except for such liabilities: (i) disclosed, reflected or reserved against in the ViCapsys Balance Sheet; (ii) those which have been incurred in the ordinary course of business since the ViCapsys Balance Sheet Date; (iii) incurred in connection with the transactions contemplated by this Agreement or any other agreements and other documents delivered in connection herewith; and (iv) those which do not individually exceed $5,000 or in the aggregate exceed $25,000.

Section 2.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of ViCapsys after reasonable investigation, threatened by or against ViCapsys or affecting ViCapsys or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ViCapsys does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 2.11 Contracts.

(a)	All ViCapsys Material Contracts to which ViCapsys is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the ViCapsys Schedules.

(b)	All ViCapsys Material Contracts to which ViCapsys is a party or by which its properties are bound and which are material to the operations of ViCapsys taken as a whole are valid and enforceable by ViCapsys in all respects, except as limited by the Enforceability Exceptions.

(c)	Except as disclosed on the ViCapsys Schedules, ViCapsys is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of ViCapsys.

Section 2.12 Compliance With Laws and Regulations. To the best of its knowledge, ViCapsys has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ViCapsys or except to the extent that noncompliance would not result in the occurrence of any material liability for ViCapsys.

Section 2.13 Taxes. ViCapsys has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and ViCapsys has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 2.14 Tax Returns and Audits. All required federal, state and local Tax Returns of ViCapsys have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on ViCapsys. ViCapsys is not and has not been delinquent in the payment of any Tax. ViCapsys has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of ViCapsys’ federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the ViCapsys Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by ViCapsys. ViCapsys has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. ViCapsys (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. ViCapsys has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

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Section 2.15 Employee Benefit Plans; ERISA. Except as disclosed in the ViCapsys Schedules, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by ViCapsys, whether written or unwritten and whether or not funded.

Section 2.16 Limited Representations and Warranties. Except for the representations and warranties expressly set forth in this Article II (as modified by the ViCapsys Schedules) and the other agreements and documents delivered in connection herewith, neither ViCapsys nor any of its Affiliates or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the VLS Parties as to the accuracy or completeness of any information regarding ViCapsys, the ViCapsys Stock, the transactions contemplated hereby or any other matter, and ViCapsys disclaims and the VLS Parties shall not be entitled to rely upon any other representations or warranties, whether made by on behalf of ViCapsys or any of its respective Affiliates or any Person acting on behalf of the foregoing.

Article III. REPRESENTATIONS AND WARRANTIES OF THE VICAPSYS SHAREHOLDERS

As an inducement to, and to obtain the reliance of the VLS Parties, except as set forth in the disclosure schedules as attached hereto as Schedule 3 (the “ViCapsys Shareholder Schedules”) (it being agreed that the disclosure of any matter in any section or subsection of the ViCapsys Shareholder Schedules shall be deemed to have been disclosed in any other section or subsection in the ViCapsys Shareholder Schedule to which applicability of such disclosure is reasonably apparent on the face of such disclosure), each ViCapsys Shareholder, severally, and not jointly, hereby represents and warrants to the VLS Parties, as of the Closing Date, solely with respect to such ViCapsys Shareholder, and not as to any other ViCapsys Shareholder, as follows:

Section 3.01 Corporate Existence and Power. Such ViCapsys Shareholder (if an entity) is duly organized and validly existing in the jurisdiction of its organization. Such ViCapsys Shareholder has the requisite power and authority to execute, deliver and perform this Agreement.

Section 3.02 No Conflict: Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the organizational documents of such ViCapsys Shareholder (if an entity). Such ViCapsys Shareholder has taken all actions required by Law, and its organizational documents (if an entity) or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by such ViCapsys Shareholder in connection herewith constitute the valid and binding obligations of such ViCapsys Shareholder, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

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Section 3.04 Title to and Issuance of the ViCapsys Stock. Such ViCapsys Shareholder is the record and beneficial owner and holder of the ViCapsys Stock as set forth opposite such ViCapsys Shareholder’s name on Exhibit A, free and clear of all Liens. None of the ViCapsys Stock held by such ViCapsys Shareholder is subject to pre-emptive or similar rights, either pursuant to any ViCapsys Organizational Document, requirement of Law or any contract, and such ViCapsys Shareholder does not have any pre-emptive rights or similar rights to purchase or receive any ViCapsys Stock or other interests in VLS. Such ViCapsys Shareholder has the power and authority to transfer the ViCapsys Stock to VLS as contemplated pursuant to the terms of this Agreement. Upon delivery of the Exchange Shares to such ViCapsys Shareholders in exchange for the ViCapsys Stock held by such ViCapsys Shareholder as contemplated hereby, VLS shall acquire good and valid title to such ViCapsys Stock, free and clear of all Liens.

Section 3.05 Broker’s, Finder’s or Similar Fees. Except as set forth on the ViCapsys Shareholder Schedules, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by such ViCapsys Shareholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such ViCapsys Shareholder or any action taken by such ViCapsys Shareholder.

Section 3.06 Investment Representations.

(a)	Investment Purpose. As of the Effective Date, the ViCapsys Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to such ViCapsys Shareholder in exchange for the ViCapsys Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for such ViCapsys Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. The ViCapsys Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”). The ViCapsys Shareholder has been furnished with all documents and materials relating to the business, finances and operations of VLS and its subsidiaries and information that such ViCapsys Shareholder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)	Reliance on Exemptions. The ViCapsys Shareholder understands that the Exchange Shares are being offered and sold to such ViCapsys Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that VLS is relying upon the truth and accuracy of, and the ViCapsys Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the ViCapsys Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the ViCapsys Shareholder to acquire the Exchange Shares.

(d)	Information. The ViCapsys Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of VLS and materials relating to the offer and sale of the Exchange Shares which have been requested by the ViCapsys Shareholder or its advisors. The ViCapsys Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of VLS. The ViCapsys Shareholder understands that its investment in the Exchange Shares involves a significant degree of risk. The ViCapsys Shareholder is not aware of any facts that may constitute a breach of any of VLS’s representations and warranties made herein.

(e)	Governmental Review. The ViCapsys Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

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(f)	Transfer or Resale. The ViCapsys Shareholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the ViCapsys Shareholder shall have delivered to VLS, at the cost of the ViCapsys Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by VLS, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the ViCapsys Shareholder who agreed to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.06 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the ViCapsys Shareholder shall have delivered to VLS, at the cost of the ViCapsys Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by VLS; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither VLS nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g)	Legends. The ViCapsys Shareholder understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

Section 3.07 Limited Representations and Warranties. Except for the representations and warranties expressly set forth in this Article III (as modified by the ViCapsys Shareholder Schedules) and the other agreements and documents delivered in connection herewith, neither the ViCapsys Shareholder nor any of its Affiliates or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the VLS Parties as to the accuracy or completeness of any information regarding ViCapsys, the ViCapsys Stock, the transactions contemplated hereby or any other matter, and the ViCapsys Shareholder disclaims and the VLS Parties shall not be entitled to rely upon any other representations or warranties, whether made by the ViCapsys Shareholder or any of its Affiliates or any Person acting on behalf of the foregoing.

Article IV. REPRESENTATIONS AND WARRANTIES REGARDING THE VLS PARTIES

As an inducement to, and to obtain the reliance of the ViCapsys Parties, except as set forth in the disclosure schedules as attached hereto as Schedule 4 (the “VLS Schedules”) (it being agreed that the disclosure of any matter in any section or subsection of the VLS Schedules shall be deemed to have been disclosed in any other section or subsection in the VLS Schedule to which applicability of such disclosure is reasonably apparent on the face of such disclosure), the VLS Parties hereby, jointly and severally, represent and warrant to the ViCapsys Parties, as of the Closing Date, as follows:

Section 4.01 Corporate Existence and Power. VLS is a corporation duly organized and validly existing under the Laws of the State of Florida and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. VLS has delivered to ViCapsys complete and correct copies of the articles of incorporation and bylaws of VLS as in effect on the Effective Date (the “VLS Organizational Documents”). VLS has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

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Section 4.02 No Conflict; Due Authorization. The execution, delivery and performance of this Agreement and all agreements and other documents executed by the VLS Parties in connection herewith does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the VLS Organizational Documents or applicable Law. The VLS Parties have taken all actions required by Law, the VLS Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the VLS Parties in connection herewith constitute the valid and binding obligation of the VLS Parties, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 4.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by any VLS Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.05 Authorized Shares and Capital.

(a)	The authorized capital stock of VLS consists of (a) 300,000,000 shares of common stock, par value $0.001 per share, of which 2,788,763 shares are issued and outstanding; and (b) 20,000,000 shares of preferred stock, par value $0.001 per share, and of which (A) 3,000,000 shares are designated as the VLS Series A Stock, none of which are issued and outstanding immediately prior to the Closing, and (B) 4,440,000 shares are designated as the VLS Series B Stock, none are which are issued and outstanding immediately prior to the Closing.

(b)	Immediately following Closing there will be:

(i)	a total of 11,788,763 shares of VLS Common Stock issued and outstanding;

(ii)	a total of 3,000,000 shares of VLS Series A Stock issued and outstanding; and

(iii)	a total of 4,440,000 shares of VLS Series B Stock issued and outstanding.

(c)	Upon issuance of the Exchange Shares, the Exchange Shares shall be validly authorized, legally issued, fully paid, and non-assessable and free and clear of any Liens, and except as set forth in the VLS Organizational Documents, none of the Exchange Shares is subject to pre-emptive or similar rights, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Exchange Shares other than pursuant to or as set forth in this Agreement.

(d)	There is no voting trust, agreement or arrangement among any of the beneficial holders of VLS Stock affecting the nomination or election of directors or the exercise of the voting rights of VLS Stock.

(e)	The offer, issuance and sale of such shares of VLS Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of VLS Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

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Section 4.06 Options or Warrants. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by VLS relating to the issued or unissued capital stock of VLS (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of VLS) or obligating VLS to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, VLS. There are no outstanding contractual obligations of VLS to repurchase, redeem or otherwise acquire any shares of VLS Common Stock of VLS or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.07 Subsidiaries and Predecessor Corporations. VLS does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 4.08 Books and Records. The books and records, financial and otherwise, of VLS are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 4.09 Financial Statements.

(a)	VLS has delivered to ViCapsys the (i) consolidated balance sheet (the “VLS Balance Sheet”) as of December 31, 2016 (the “VLS Balance Sheet Date”); (ii) consolidated statements of operations and consolidated statement of stockholders’ deficit for the year ended December 31, 2016; and (iii) an interim consolidated balance sheet as of September 30, 2017 and (iv) consolidated statements of operations and consolidated statement of stockholders’ deficit for the nine month period ended September 30, 2017 (collectively, the “ VLS Financial Statements”).

(b)	The VLS Financial Statements (a) are in accordance with the books and records of VLS, and (b) present fairly in all material respects the financial condition of VLS at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

Section 4.10 Undisclosed Liabilities. Except as disclosed on the VLS Schedules, VLS has no liabilities that would be required to be disclosed on the VLS Balance Sheet under GAAP, except for such liabilities: (i) disclosed, reflected or reserved against in the VLS Balance Sheet; (ii) those which have been incurred in the ordinary course of business since the VLS Balance Sheet Date; (iii) incurred in connection with the transactions contemplated by this Agreement or any other agreements and other documents delivered in connection herewith; and (iv) those which do not individually exceed $5,000 or in the aggregate exceed $25,000.

Section 4.11 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the VLS Parties after reasonable investigation, threatened by or against the VLS Parties or affecting the VLS Parties or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in VLS Schedules. The VLS Parties have no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

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Section 4.12 Contracts.

(a)	All VLS Material Contracts to which VLS is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the VLS Schedules.

(b)	To the All VLS Material Contracts to which VLS is a party or by which its properties are bound and which are material to the operations of VLS taken as a whole are valid and enforceable by VLS in all respects, except as limited by the Enforceability Exceptions.

Section 4.13 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, VLS Material Contract or other material agreement or instrument to which either of the VLS Parties are a party or to which any of its assets, properties or operations are subject.

Section 4.14 Compliance With Laws and Regulations. To the best of its knowledge, each VLS Party has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of VLS or except to the extent that noncompliance would not result in the occurrence of any material liability for VLS.

Section 4.15 Taxes. VLS has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and VLS has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 4.16 Tax Returns and Audits. All required federal, state and local Tax Returns of VLS have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on VLS. VLS is not and has not been delinquent in the payment of any Tax. VLS has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of VLS’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the VLS Financial Statements are and will be sufficient for the payment of all unpaid Taxes payable by VLS. VLS has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. VLS (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. VLS has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 4.17 Employee Benefit Plans; ERISA. There are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by VLS, whether written or unwritten and whether or not funded.

Section 4.18 Conflict of Interest. Except as a holder of VLS Stock, to the knowledge of the VLS Parties, no Person affiliated with VLS has or will have any claims or rights with respect to any direct or indirect interest in any tangible or intangible property used in the business or operations of VLS.

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Section 4.19 Bank Accounts. VLS has provided ViCapsys with an accurate and complete list of the names and locations of each bank or other financial institution at which VLS has either an account (in which case account numbers have been provided) or safe deposit box, and the names of all Persons authorized to draw thereon or who have access thereto, respectively, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from VLS and a summary statement thereof.

Section 4.20 Officer, Director and Promoter’s Information. During the past five (5) years, neither VLS nor, to the knowledge of the VLS Parties, any of its respective officers or directors, has been the subject of:

(a)	a bankruptcy petition filed by or against any business of which VLS or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting VLS or any such other person from involvement in any type of business, securities or banking activities; or

(d)	a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities Law, and the judgment has not been reversed, suspended, or vacated.

Section 4.21 Limited Representations and Warranties. Except for the representations and warranties expressly set forth in this Article IV (as modified by the VLS Schedules) and the other agreements and documents delivered in connection herewith, neither VLS any of its Affiliates or any Person acting on behalf of any of the foregoing makes or has made any other express or implied representation or warranty to the ViCapsys Parties as to the accuracy or completeness of any information regarding VLS, the VLS Stock, the transactions contemplated hereby or any other matter, and VLS disclaims and the ViCapsys Parties shall not be entitled to rely upon any other representations or warranties, whether made by on behalf of VLS or any of its respective Affiliates or any Person acting on behalf of the foregoing.

Article V. ADDITIONAL COVENANTS OF THE PARTIES

Section 5.01 VLS Actions Prior to the Closing. VLS has taken the following actions:

(a)	VLS has amended the VLS Organizational Documents such that they provide for 320,000,000 shares, of which 300,000,000 shares are common stock, par value $0.001 per share and 20,000,000 shares are blank check preferred stock, par value $0.001 per share; and, with respect to the preferred stock:

(i)	3,000,000 shares have been designated as the VLS Series A Stock, with each share of VLS Series A Stock (1) being convertible into two shares of VLS Common Stock as of the Closing, (2) automatically converting into VLS Common Stock on the one-year anniversary of the later of (A) the effective date of a registration statement filed by VLS with the SEC or (B) the effective date of a Form 10 filed by VLS with the SEC; and (3) and having rights and preferences substantially similar in all material respects to the ViCapsys Series A Stock as of the date hereof, subject to adjustment and having such other terms as mutually agreed by the Parties; and

(ii)	4,440,000 shares have been designated as the VLS Series B Stock, with each share of VLS Series B Stock (1) being convertible into one share of VLS Common Stock as of the Closing, (2) automatically converting into VLS Common Stock on the one-year anniversary of the later of (A) the effective date of a registration statement filed by VLS with the SEC or (B) the effective date of a Form 10 filed by VLS with the SEC; and (3) and having rights and preferences substantially similar in all material respects to the ViCapsys Series B Stock as of the date hereof, subject to adjustment and having such other terms as mutually agreed by the Parties.

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(b)	VLS has consummated a 1:100 reverse split of the outstanding VLS Common Stock, wherein each 100 shares of VLS Common Stock issued and outstanding has been converted into one share of VLS Common Stock, with partial resulting shares rounded up (the “Reverse Split”).

Section 5.02 Actions at and Following the Closing.

(a)	Immediately following the Closing, the VLS Board shall take such action to expand the VLS Board to eight persons, one of whom shall be Michael Yurkowsky, six of whom shall be the current directors of ViCapsys as of the Closing, and one of whom shall be designated by YP Holdings, LLC, a Texas limited liability company and affiliate of VLS (“YP”), it being understood that the director to be designated by YP shall be Federico Pier, and immediately thereafter Michael Yurkowsky shall resign as a director of VLS and the newly constituted VLS Board shall reduce the size of the VLS Board to seven persons.

(b)	The Parties acknowledge and agree that, for a period of 24 months following the Closing, Michael Yurkowsky shall be entitled to receive notices of meetings of the VLS Board, to receive a copy of material provided to the VLS Board at VLS Board meetings or to copies of written consents provided to VLS Board, and to attend VLS Board meetings, all pursuant to a board observer agreement in form and substance mutually agreed to by VLS and Michael Yurkowsky.

(c)	Simultaneously with the execution and delivery of this Agreement by the Parties at the Closing, and upon reasonable request by any of the other Parties post-Closing, VLS, ViCapsys and ViCapsys Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby

Article VI. INDEMNIFICATION

Section 6.01 Indemnification of VLS.

(a)	ViCapsys hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law VLS, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “VLS Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any VLS Indemnified Party as a result of or in connection with any (i) breach or inaccuracy, or the alleged breach or inaccuracy, of any of the representations and warranties regarding ViCapsys contained in Article II herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) nonfulfillment, or the alleged nonfulfillment, of any of the covenants to be performed by ViCapsys under this Agreement or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

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(b)	Each of the ViCapsys Shareholders hereby agrees to, severally and not jointly, indemnify and hold harmless to the fullest extent permitted by applicable Law each VLS Indemnified Party, against and in respect of any and all Losses incurred or sustained by any VLS Indemnified Party as a result of or in connection with any (i) breach or inaccuracy, or the alleged breach or inaccuracy of any of the representations and warranties regarding such ViCapsys Shareholder contained in Article III herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) nonfulfillment, or the alleged nonfulfillment, of any of the covenants to be performed by such ViCapsys Shareholder under this Agreement or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 6.02 Indemnification of ViCapsys and ViCapsys Shareholders. Each of the VLS Parties hereby agrees to, jointly and severally, indemnify and hold harmless to the fullest extent permitted by applicable Law the ViCapsys Shareholders, ViCapsys and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “ViCapsys Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any ViCapsys Indemnified Party as a result of or in connection with any (i) breach or inaccuracy, or the alleged breach or inaccuracy, of any of the representations and warranties of either of the VLS Parties contained in Section 1.03(e) or Article IV herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto, or (ii) nonfulfillment, or the alleged nonfulfillment, of any of the covenants to be performed by either of the VLS Parties under this Agreement or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 6.03 Expiration and Time Limit.

(a)	The obligations of ViCapsys under Section 6.01(a) with respect to any breaches of the representations and warranties shall expire immediately after consummation of the Closing, except with respect to any breaches of the representations and warranties regarding ViCapsys in Section 2.05 or Section 8.01, which, in each case, shall survive the Closing for a period of two (2) years from the Closing Date and any indemnification claim asserted in accordance with the provisions of this Section 6.03(a) which remains unresolved as of such time shall survive and continue until such claim is resolved and paid, if applicable.

(b)	The obligations of each ViCapsys Shareholder under Section 6.01(b) with respect to any breaches of the representations and warranties regarding such ViCapsys Shareholder shall expire immediately after consummation of the Closing, except with respect to any breaches of the representations and warranties regarding such ViCapsys Shareholder in Section 3.04 or Section 8.01, which, in each case, shall survive the Closing for a period of two (2) years from the Closing Date and any indemnification claim asserted in accordance with the provisions of this Section 6.03(b) which remains unresolved as of such time shall survive and continue until such claim is resolved and paid, if applicable.

(c)	The obligations of the VLS Parties under Section 6.02 with respect to any breaches of the representations and warranties shall expire immediately after consummation of the Closing, except with respect to any breaches of the representations and warranties regarding VLS in Section 4.05(a), Section 4.05(b), Section 4.05(c), Section 4.15, Section 4.16 and Section 8.01 all of which shall survive the Closing for a period of two (2) years from the Closing Date , and the obligations of the YP Shareholders under the YP Shareholders Indemnification Agreement shall survive the Closing for a period of two (2) years from the Closing, and any indemnification claim asserted in accordance with the provisions of this Section 6.03(c) which remains unresolved as of such time shall survive and continue until such claim is resolved and paid, if applicable.

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Section 6.04 Procedure. The following shall apply with respect to all claims by any ViCapsys Indemnified Party or VLS Indemnified Party for indemnification:

(a)	An indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 6.01 or Section 6.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified Party under Section 6.01 or Section 6.02, except to the extent such failure materially and adversely affects the ability of the indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any indemnified Party, such indemnified Party shall be entitled, at the sole expense and liability of the indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified Party that the indemnification provisions of Section 6.01 or Section 6.02 are applicable to such Action and the indemnifying Party will indemnify such indemnified Party in respect of such Action pursuant to the terms of this Article VI and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified Party in writing of the intention of the indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified Party to conduct the defense of such Third-Party Claim.

(c)	If the indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 6.04(b), then the indemnified Party shall cooperate with the indemnifying Party in any manner reasonably requested in connection with the defense, and the indemnified Party shall have the right to be kept fully informed by the indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying Party so assumes the defense of any such Third-Party Claim, the indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified Party shall be at the expense of such indemnified Party unless (i) the indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified Party and the indemnifying Party and the indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such indemnified Party and the indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying Party.

(d)	If the indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 6.04(b), the indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified Party for such liability. If the indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying Party fails to adequately prosecute or withdraw such defense, the indemnified Party shall have the right to undertake the defense or settlement thereof, at the indemnifying Party’s expense. Notwithstanding anything to the contrary, the indemnifying Party shall not be entitled to control, but may participate in, and the indemnified Party (at the expense of the indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified Party. In the event the indemnified Party retains control of the Third-Party Claim, the indemnified Party will not settle the subject claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e)	If the indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 6.04(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified Party shall give the indemnifying Party prompt written notice thereof and the indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying Party’s expense. The indemnifying Party shall not, without the prior written consent of such indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified Party (such as an increase in the indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

Section 6.05 Periodic Payments. Any indemnification required by this Article VI for costs, disbursements or expenses of any indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying Party to each indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 6.06 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Article VII. DISPUTE RESOLUTION

Section 7.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) other than Section 8.05 or Section 8.06 or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his or her decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he or she shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

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(d)	If brought or initiated by any of the ViCapsys Parties, the arbitration shall be held in Palm Beach County, Florida. If brought or initiated by any of the VLS Parties, the arbitration shall be held in Fulton County, Georgia. The arbitration shall be held in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein

(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 7.01(c).

(f)	The Arbitrator may, at his or her discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him or her in his or her determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida and Fulton County, Georgia to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 7.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED, INCLUDING THE COMMITMENT LETTER, THE FEE LETTER, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.02(a).

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(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article VIII. MISCELLANEOUS

Section 8.01 Brokers. VLS and ViCapsys Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. VLS and the ViCapsys Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such third person, whether express or implied from the actions of the indemnifying Party.

Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the Parties hereby irrevocably consents and agrees that (a) any legal or equitable action or proceedings arising under or in connection with this Agreement initiated or brought by any of the ViCapsys Parties shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida, and (b) any legal or equitable action or proceedings arising under or in connection with this Agreement initiated or brought by any of the VLS Parties shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Fulton County, Georgia. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 8.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to VLS:

Vicapsys Life Sciences, Inc.

Attn: Michael Yurkowsky, CEO

335 Sophia Ter.

St. Augustine, FL 32095

Email: michael@yp-group.com

With copies, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Laura Anthony

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: LAnthony@legalandcompliance.com

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and

Womble Bond Dickinson (US) LLP

Attn: G. Donald Johnson

271 17th Street, NW

Suite 2400

Atlanta, GA 30363-1017

Email: don.johnson@wbd-us.com

If to ViCapsys:

ViCapsys, Inc.

1735 Buford Hwy.

Suite 215-113

Cumming, GA 30041

Attn: Charlie Farrahar, CFO

Email: cfarrahar@ViCapsys.com

If to any of the ViCapsys Shareholders, to the address as set forth below their signatures on the signature page hereof or on their counterpart signature page to this Agreement, as applicable.

With a copy, in the case of ViCapsys or any of the ViCapsys Shareholders, which copy shall not constitute notice, to:

Womble Bond Dickinson (US) LLP

Attn: G. Donald Johnson

271 17th Street, NW

Suite 2400

Atlanta, GA 30363-1017

Email: don.johnson@wbd-us.com

Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(b)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with receipt confirmed by recipient and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

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Section 8.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 8.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

Section 8.08 Third Party Beneficiaries. This contract is strictly between VLS, ViCapsys and ViCapsys Shareholders and, with respect to the YP Shareholders Indemnification Agreement, the shareholders of VLS other than the YP Shareholders, and, except as specifically provided herein or in the YP Shareholders Indemnification Agreement, no other Person and no director, officer, stockholder (other than the ViCapsys Shareholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.09 Expenses. Subject to Section 8.04, whether or not the Exchange is consummated, each of VLS and ViCapsys will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10 Entire Agreement; Definitions; Interpretation. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. Defined terms used herein without definition shall have the meaning given in Exhibit B. Unless the express context otherwise requires:

(a)	the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars;

(d)	references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 8.10 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

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(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Section 8.11 Survival; Termination. The covenants of the respective Parties, and the representations and warranties in Section 3.04, Section 4.05(c) and Section 8.01, shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years, and all other representations and warranties shall not survive the Closing Date.

Section 8.12 Amendment; Waiver; Remedies; Agent.

(a)	At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

22

Section 8.13 ViCapsys Shareholders Appointment of Attorneys in Fact.

(a)	Each ViCapsys Shareholder hereby appoints, authorizes, empowers, makes, and designates each of the Chief Executive Officer and Chief Financial Officer of ViCapsys (each, an “Agent”) as his, her or its agent and attorney in fact with power of attorney (with full power of substitution), to be exercised by either Agent, acting singly or jointly, at any time upon and after the execution and delivery of this Agreement by such ViCapsys Shareholder: (i) to negotiate, sign, date, and/or deliver any and all other agreements, certificates, instruments or other documents as may be required or necessary to consummate the Exchange pursuant to the terms of this Agreement (the “Additional Exchange Documents”) for and in the name and on behalf of such ViCapsys Shareholder; and (ii) to conduct or perform any and all other activities or actions which may be deemed necessary or desirable by Agent or as reasonably requested by VLS to consummate the Exchange in accordance with the terms hereof, provided, however, that such power of attorney does not grant, nor shall it be deemed to grant, the right to change any of the terms of the Exchange.

(b)	Each Additional Exchange Document negotiated, signed, dated, and/or delivered by an Agent as agent and attorney in fact for such ViCapsys Shareholder in accordance with the terms of the power of attorney granted in this Section 8.13 shall be legally binding upon and enforceable against such ViCapsys Shareholder in accordance with its terms, and each other activity or action taken by the Agent pursuant to the power of attorney granted in this Section 8.13 shall be legally binding upon and enforceable against such ViCapsys Shareholder.

(c)	The power of attorney granted in this Section 8.13 and the agency created hereby may be revoked and terminated as to a ViCapsys Shareholder at any time by a writing signed by such ViCapsys Shareholder which expressly revokes and terminates the power of attorney and agency granted in this Section 8.13 in compliance with applicable Law, provided that any actions taken prior to such revocation shall be unaffected by such revocation and all such action shall be and remain in full force and effect.

(d)	Each Agent and his or her estate, heirs, beneficiaries, successors, assigns, attorneys, and personal representatives (collectively, the “Agent Parties”) are hereby released and forever discharged by each ViCapsys Shareholder and his, her, or its estate, heirs, beneficiaries, successors, assigns, and personal representatives, as applicable, from any and all liability and from any and all claims or demands of all kinds arising out of the acts or omissions of such Agent pursuant to the power of attorney granted in this Section 8.13, except for willful misconduct or gross negligence. No bond shall be required of an Agent, and each ViCapsys Shareholder shall indemnify the Agent Parties with respect to any and all damages, losses, and expenses incurred or suffered by an Agent in his capacity as Agent, other than for such Agent’s willful misconduct or gross negligence.

Section 8.14 Arm’s Length Bargaining; No Presumption Against Drafter This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 8.15 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 8.16 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by VLS to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

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Section 8.17 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 8.18 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each ViCapsys Party and VLS shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.19 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 8.20 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.21 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

ViCapsys, Inc.

By:	/s/ Charles Farrahar
Name:	Charles Farrahar
Title:	Chief Financial Officer

Vicapsys Life Sciences, Inc.

By:	/s/ Michael W. Yurkowsky
Name:	Michael W. Yurkowsky
Title:	Chief Executive Officer

/s/ Michael W. Yurkowsky
Michael W. Yurkowsky

VICAPSYS SHAREHOLDERS

Ypsilon Biotech 2, LLC

By:	/s/ Michael W. Yurkowsky
Name:	Michael W. Yurkowsky
Title:	Chief Executive Officer

Class(es) and Number of Shares of ViCapsys:

720,000 shares of Series B Convertible Preferred

[Signature Page to Share Exchange Agreement]

EXHIBIT A

ViCapsys Shareholders’ ViCapsys Shares and Exchange Shares

ViCapsys Shareholder	ViCapsys Common Stock Owned	Shares of VLS Common Stock to be Received	ViCapsys Series A Preferred Stock Owned	VLS Series A Stock to be Received	ViCapsys Series B Preferred Stock Owned	VLS Series B Stock to be Received

Totals	6,000,000	9,000,000	2,000,000	3,000,000	2,960,000	4,400,000

Ex. A - Page 1

EXHIBIT B

Defined Terms

The following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Florida are authorized or required by law or executive order to close.

(e)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(f)	“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(g)	“Enforceability Exceptions” means applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(h)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

Ex. B - Page 1

(k)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(l)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(m)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(n)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(o)	“SEC” means the United States Securities and Exchange Commission.

(p)	“Securities Act” means the Securities Act of 1933, as amended.

(q)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(r)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(s)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(t)	“ViCapsys Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which ViCapsys is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

(u)	“VLS Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which VLS is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least ten thousand dollars ($10,000).

Ex. B - Page 2

EXHIBIT C

Form of Counterpart Signature Page

for ViCapsys Shareholders

(see attached)

Ex. C - Page 1

COUNTERPART SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

The undersigned, desiring to become a party as a ViCapsys Shareholder to that certain Share Exchange Agreement (together with the Exhibits, Schedules and attachments thereto, the “Share Exchange Agreement”) dated as of December ____, 2017, by and among (i) Vicapsys Life Sciences, Inc. a Florida corporation (“VLS”), (ii) ViCapsys, Inc., a Florida corporation (“ViCapsys”), (iii) Michael W. Yurkowsky, a Florida resident and the holder, directly or indirectly, of a majority of the issued and outstanding capital stock of VLS and (iv) and each of the ViCapsys Shareholders (as defined in the Share Exchange Agreement), hereby acknowledges receipt of, and the opportunity to review, the Share Exchange Agreement and agrees to be bound by all of the provisions thereof as a party thereto as a ViCapsys Shareholder, and, by executing this Counterpart Signature Page to Share Exchange Agreement, hereby accepts, adopts and agrees to all terms, conditions and representations set forth in the Share Exchange Agreement and hereby authorizes this Counterpart Signature Page to Share Exchange Agreement to be attached to and become part of the Share Exchange Agreement.

Executed under seal as of this ____day of December, 2017.

SHAREHOLDER: ____________________________________

Class(es) and Number of Shares of ViCapsys: ___________ shares of ViCapsys Common Stock; __________ shares of ViCapsys Series A Stock; ______________ shares of ViCapsys Series B Stock

Signature if Shareholder is an Individual or Shares are Held Jointly:

Signature:
Name:

Signature:
Name:

Signature if Shareholder is a Corporation, Partnership, Trust or Other Entity:

Name of Shareholder:
Signature:

Name:

Title or Representative

Capacity, if applicable:

Address for Notices:

Email: ____________________________________

Schedule 2

ViCapsys Disclosure Schedule

Section 2.05 Authorized Shares and Capital.

(b)

Optionee	Shares	Grant Date	Exercise Price

ViCapsys is obligated to issue to Aperisys, Inc. a warrant to purchase 202,500 shares of Common Stock of ViCapsys at a purchase price of $.125 per share and a term of three (3) years from the date of issuance.

Section 2.06 Subsidiaries and Predecessor Corporations.

ViCapsys owns 67% of the outstanding membership interest of VICOrtho, Inc., a dormant company that was administratively dissolved in 2017.

Section 2.09 Undisclosed Liabilities

None

Section 2.11 Contracts.

(a)

1.	Exclusive Patent License Agreement, May 8, 2013 as amended, with Massachusetts General Hospital

2.	Services Agreement, July 13, 2017, with Massachusetts General Hospital

3.	Lease Agreement, May 30, 2017, with Navitas Credit Corp. (rheometer)

4.	Research Project Agreement, September 17, 2017, with the University of Georgia Research Foundation, Inc. (fibrosis)

5.	Rental Agreement, July 1, 2017, with the University of Georgia (office & lab space)

6.	2017 Annual Sales & Services Agreement, August 1, 2017, with the University of Georgia Animal & Dairy Science Department

7.	Master Services Agreement, May 12, 2017, with T3 Labs

8.	Service Proposal, April 11, 2017, with iBio CMO, LLC

9.	Service Contract, September 28, 2017, with BioTek (maintenance on equipment)

(c)	ViCapsys is a party to that certain employment agreement with Stephen J. McCormack, Ph.d. dated September 1, 2016

Section 2.15 Employee Benefit Plans; ERISA

None

Schedule 2 – Page 1

Schedule 3

ViCapsys Shareholder Disclosure Schedule

Section 3.05 Broker’s, Finder’s or Similar Fees

None

Schedule 3 – Page 1

Schedule 4

VLS Disclosure Schedule

Section 4.10 Undisclosed Liabilities

None

Section 4.11 Litigation and Proceedings

None

Section 4.12 Contracts.

None

Schedule 4 – Page 1